IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re: UNIT CORPORATION, et al., Debtors.[1]	§ § § § § § §	Case No. 20-32740 (DRJ) (Chapter 11) (Jointly Administered) Re: Docket No. 10

ORDER (I) ESTABLISHING NOTIFICATION PROCEDURES AND (II) APPROVING RESTRICTIONS ON CERTAIN TRANSFERS OF COMMON STOCK OF THE DEBTORS’ ESTATES

Upon the Motion2 filed by the above-referenced debtors and debtors in possession (collectively, the “Debtors”), for entry of an order (the “Order”) authorizing the Debtors to (i) establish and implement restrictions and notification requirements for certain transfers of Common Stock; (ii) notify holders of Common Stock of the restrictions, notification requirements, and procedures set forth herein; and (iv) direct that any purchase, sale, or other transfer of Common Stock, in violation of the procedures set forth herein shall be null and void ab initio, as more fully set forth in the Motion and in the First Day Declaration; and the Court having jurisdiction over the matters raised in the Motion pursuant to 28 U.S.C. § 1334; and the Court having found that this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2) and that the Court may enter a final order consistent with Article III of the United States Constitution; and the Court having found that venue of this proceeding and the Motion in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and due and proper notice of the Motion having been

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1 The Debtors in these chapter 11 cases and the last four digits of their respective federal tax identification numbers are: 8200 Unit Drive, L.L.C. (1376); Unit Corporation (3193); Unit Drilling Colombia, L.L.C. (1087); Unit Drilling Company (5145); Unit Drilling USA Colombia, L.L.C. (0882); and Unit Petroleum Company (5963). The location of the Debtors’ U.S. corporate headquarters and the Debtors’ service address is: 8200 South Unit Drive, Tulsa, Oklahoma 74132
2 Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Motion
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provided, and it appearing that no other or further notice need be provided; and the Court having reviewed the Motion; and the Court having found that the relief requested in the Motion is in the best interests of the Debtors and their respective estates, creditors, and other parties in interest; and the Court having found that proper and adequate notice of the Motion and hearing thereon has been given and that no other or further notice is necessary; and the Court having found that good and sufficient cause exists for the granting of the relief requested in the Motion after having given due deliberation upon the Motion and all of the proceedings had before the Court in connection with the Motion, it is HEREBY ORDERED THAT:
1.The restrictions, notification requirements, and other procedures annexed hereto as Exhibit 1 (the “Stock Procedures”) are hereby approved and shall apply to all trading and transfers of Common Stock; provided, however, any party in interest may request emergency relief from the Stock Procedures.
2.Any acquisition, disposition, or trading of Common Stock of the Debtors in violation of the Stock Procedures shall be null and void ab initio as an act in violation of the automatic stay under section 362 of the Bankruptcy Code and pursuant to the Court’s equitable powers under section 105(a) of the Bankruptcy Code.
3.Any person (including any Entity) that acquires, disposes of, or trades Common Stock in violation of this Order or the Stock Procedures or that otherwise fails to comply with their requirements, shall be subject to such sanctions as the Court may consider appropriate pursuant to the Court’s equitable power under section 105(a) of the Bankruptcy Code.
4.The notices substantially in the forms annexed hereto as Exhibits 2-5 are hereby approved.

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5.Nothing herein shall preclude any person desirous of acquiring, disposing or transferring any Common Stock from requesting relief from this Order from the Court, subject to the Debtors’ rights to oppose such relief.
6.The relief granted in this Order is intended solely to permit the Debtors to protect, preserve, and maximize the value of their Tax Attributes; accordingly, other than to the extent that this Order expressly conditions or restricts trading in Common Stock, nothing in this Order or in the Motion shall, or shall be deemed to, prejudice, impair, or otherwise alter or affect the rights of any holders of Common Stock, including in connection with the treatment of any such stock under any chapter 11 plan or any applicable bankruptcy court order.
7.The requirements set forth in this Order are in addition to the requirements of all applicable law and do not excuse compliance therewith.
8.The Debtors are authorized to take all actions necessary to effectuate the relief granted pursuant to this Order in accordance with the Motion.
9.Notwithstanding the relief granted herein or any actions taken hereunder, nothing contained in the Motion or this Order or any payment made pursuant to this Order shall constitute, nor is it intended to constitute, an implication or admission as to the validity or priority of any claim or lien against the Debtors, a waiver of the Debtors’, or any party in interest’s, rights to subsequently dispute such claim or lien, a promise or requirement to pay any prepetition claim, an implication or admission that any particular claim is of a type specified or defined in the Motion or any proposed order, a waiver of the Debtors’, or any other party in interest’s, rights under the Bankruptcy Code or any other applicable law, or the assumption or adoption of any agreement, contract, or lease under section 365 of the Bankruptcy Code.
10.To the extent applicable, the requirements of Bankruptcy Rule 6003(b) are satisfied.

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11.The requirements of Bankruptcy Rule 6004(a) are waived.
12.Notwithstanding Bankruptcy Rule 6004(h), the terms and conditions of this Order shall be immediately effective and enforceable upon entry of this Order.
13.The Court retains jurisdiction to hear and determine all matters arising from or related to the implementation, interpretation, or enforcement of this Order.

Signed: May 28, 2020
/s/ David R. Jones
DAVID R. JONES
UNITED STATES BANKRUPTCY JUDGE

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Exhibit 1
Stock Procedures

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PROCEDURES FOR TRANSFERS OF UNIT CORPORATION COMMON STOCK
The following procedures apply to transfers of Common Stock:1
(a)Notice of Substantial Ownership. Any person (including any Entity) that Beneficially Owns, at any time on or after the Petition Date, Common Stock in an amount sufficient to qualify such person as a Substantial Stockholder shall file with the Court and serve upon (i) the Debtors and their counsel (ii) counsel to the Ad Hoc Group and (iii) counsel to any statutory committees appointed in the chapter 11 cases, if any, (each, an “Official Committee”) (collectively, the “Disclosure Parties”) a notice of such person’s substantial ownership (a “Notice of Substantial Stock Ownership”), in substantially the form annexed to the Order as Exhibit 2, which describes specifically and in detail such person’s ownership of Common Stock, on or before the date that is the later of (x) fifteen calendar days after the entry of the order granting the requested relief or (y) ten business days after such person qualifies as a Substantial Stockholder. At the election of the filing person, the Notice of Substantial Stock Ownership to be filed with the Court (but not the Notice of Substantial Stock Ownership that is served upon the Disclosure Parties) may be redacted to exclude the taxpayer identification number and the amount of Common Stock Beneficially Owned.
(b)Acquisition of Common Stock. At least fifteen business days prior to the proposed date of any transfer of Common Stock or exercise of any Option to acquire Common Stock that would result in an increase in the amount of Common Stock Beneficially Owned by any person (including any Entity) that currently is or, as a result of the proposed acquisition transaction, would be a Substantial Stockholder (a “Proposed Acquisition Transaction”), such person or Substantial Stockholder (a “Proposed Transferee”) shall file with the Bankruptcy Court and serve upon the Disclosure Parties a notice of such Proposed Transferee’s intent to purchase, acquire, or otherwise accumulate Common Stock (an “Acquisition Notice”), in substantially the form annexed to the Order as Exhibit 3, which describes specifically and in detail the Proposed Acquisition Transaction. At the election of the filing person, the Acquisition Notice to be filed with the Bankruptcy Court (but not the Acquisition Notice that is served upon the Disclosure Parties) may be redacted to exclude the taxpayer identification number and the amount of Common Stock Beneficially Owned.
(c)Disposition of Common Stock. At least fifteen business days prior to the proposed date of any transfer or other disposition of Common Stock that would result in either a decrease in the amount of Common Stock Beneficially Owned by a Substantial Stockholder or person’s (including an Entity’s) ceasing to be a Substantial Stockholder (a “Proposed Disposition Transaction” and, together with a Proposed Acquisition Transaction, a “Proposed Transaction”), such person, Entity or Substantial Stockholder (a “Proposed Transferor”) shall file with the Court and serve upon the Disclosure Parties a notice of such Proposed Transferor’s intent to sell, trade, or otherwise transfer Common Stock (a “Disposition Notice” and, together with an Acquisition Notice, a “Trading Notice”), in substantially the form annexed to the Order as Exhibit 4, which describes specifically and in detail the Proposed Disposition Transaction. At the election of the filing person, the Trading Notice to be filed with the Court (but not the

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1 Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Motion

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Trading Notice that is served upon the Disclosure Parties) may be redacted to exclude the taxpayer identification number and the amount of Common Stock Beneficially Owned.
(d)Approval Procedures. The Debtors, in consultation with the Ad Hoc Group and any Official Committee, shall have fifteen business days after the filing of a Trading Notice (the “Approval Period”) to file with the Court and serve on a Proposed Transferee or a Proposed Transferor, as the case may be, a written approval (each, an “Approval”) to any Proposed Transaction described in such Trading Notice. If the Debtors, in consultation with the Ad Hoc Group and any Official Committee, files an Approval by the expiration of the Approval Period (the “Approval Deadline”), then the applicable Proposed Transaction may proceed. If the Debtors do not all file an Approval approving the Proposed Transaction prior to the Approval Deadline, then such Proposed Transaction may not be consummated unless approved by a final and nonappealable order of the Court; provided, however, the Debtors, in consultation with the Ad Hoc Group and any Official Committee, may subsequently approve the proposed transaction in writing, in which case a Court Order is not necessary. Any further Proposed Transaction must be the subject of an additional Trading Notice and Approval Period.
(e)Noncompliance with the Stock Procedures. Any transfer of Common Stock in violation of these Stock Procedures shall be null and void ab initio as an act in violation of the automatic stay under section 362 of the Bankruptcy Code and pursuant to the Bankruptcy Court’s equitable powers under section 105(a) of the Bankruptcy Code. Furthermore, the sanctions for any person (including any Entity) that acquires Common Stock in violation of these Stock Procedures shall be reversal of the noncompliant transaction or such other (or additional) measures as the Court may consider appropriate.
(f)Debtors’ Right to Waive. The Debtors, in consultation with the Ad Hoc Group and any Official Committee, may waive, in writing, any and all restrictions, stays, and notification procedures contained in this Notice; provided, however, the Debtors shall file any such waiver with the Court.
(g)Notice of Order. Within five business days after the entry of the Order approving the Stock Procedures, a proposed form of which is attached hereto as Exhibit A, the Debtors shall: (i) submit a notice of the entry of the Order, substantially in the form attached as Exhibit 5 to the Order (modified for publication), for publication on the Bloomberg newswire service and the Depository Trust Company Legal Notice System (also known as LENS); (ii) post such notice, together with a copy of the Order, on the website maintained by the Debtors’ claims and notice agent, Prime Clerk LLC; and (iii) serve such notice, together with a copy of the Order, on (A) the Office of the United States Trustee for the Southern District of Texas (“U.S. Trustee”), (B) the United States Securities and Exchange Commission, (C) the Office of the United States Attorney General for the Southern District of Texas, (D) the Internal Revenue Service (“IRS”), (E) American Stock Transfer & Trust Company, LLC, and (F) all identified registered holders of the Stock (including any bank, broker, or other agent holding Stock on behalf of beneficial holders).
(h)Definitions. For purposes of these Stock Procedures, the following terms have the following meanings:
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(i) “Common Stock” shall mean all common stock of Unit. For the avoidance of doubt, by operation of the definition of “Beneficial Ownership,” an owner of an Option to acquire stock may be treated as the owner of such stock.
(ii) “Beneficial Ownership” means beneficial ownership of Common Stock as determined in accordance with applicable rules under 382 of the Tax Code, the regulations promulgated by the U.S. Department of the Treasury under the Tax Code (the “Treasury Regulations”) (other than Treasury Regulations section 1.382-2T(h)(2)(i)(A)), and rulings issued by the IRS, and as described herein, and, thus, to the extent provided in those sources, from time to time shall include, without limitation, direct, indirect and constructive ownership (e.g., (i) a holding company would be considered to beneficially own all shares of Common Stock owned or acquired by its subsidiaries, (ii) shareholders, partners, members or other owners of Entities would be considered to beneficially own a ratable share of Common Stock owned by such entity, (iii) an individual and such individual’s family members may be treated as one individual, (iv) persons acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (v) a holder may be considered to beneficially own equity securities that such holder has an Option to acquire). Any variation of the term “ownership” (e.g., own or owned) shall have the same meaning. An “Option” includes all interests described in Treasury Regulations section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to a risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.
(iii) “Entity” shall mean any “entity” as such term is defined in Treasury Regulations section 1.382-3(a), including any group of persons acting pursuant to a formal or informal understanding among themselves to make a coordinated acquisition of Common Stock.
(iv)“Substantial Stockholder” shall mean any person (including any Entity) that beneficially owns at least 2,458,135 shares of Common Stock (representing approximately 4.50% of all issued and outstanding shares of Common Stock).

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Exhibit 2
Proposed Notice of Substantial Stock Ownership

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IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re: UNIT CORPORATION, et al., Debtors.[1]	§ § § § § § §	Case No. 20-32740 (DRJ) (Chapter 11) (Jointly Administered) Re: Docket No. 10

NOTICE OF SUBSTANTIAL STOCK OWNERSHIP
PLEASE TAKE NOTICE that, as of ____________ ___, 2020, [Name (including any Entity)] beneficially owns __________________ shares of common stock issued by Unit Corporation (the “Common Stock”). Unit Corporation is a debtor and debtor in possession in Case No. 20-32740 (DRJ) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).
PLEASE TAKE FURTHER NOTICE that, pursuant to the Stock Procedures, attached as Exhibit 1 to the Order (I) Establishing Notification Procedures and (II) Approving Restrictions on Certain Transfers of Common Stock of the Debtors’ Estates, this Notice is being served on (a) the Debtors, 8200 South Unit Drive, Tulsa, Oklahoma 74132, Attn: Mark Schell; (b) proposed counsel to the Debtors, Vinson & Elkins LLP, 1001 Fannin Street, Suite 2500, Houston, Texas 77002-6760, Attn: Harry A. Perrin and 1114 Avenue of the Americas, 32nd Floor, New York, New York 10036, Attn: David S. Meyer; (c) counsel to the Ad Hoc Group, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153-0119, Attn: Matt

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1 The Debtors in these chapter 11 cases and the last four digits of their respective federal tax identification numbers are: 8200 Unit Drive, L.L.C. (1376); Unit Corporation (3193); Unit Drilling Colombia, L.L.C. (1087); Unit Drilling Company (5145); Unit Drilling USA Colombia, L.L.C. (0882); and Unit Petroleum Company (5963). The location of the Debtors’ U.S. corporate headquarters and the Debtors’ service address is: 8200 South Unit Drive, Tulsa, Oklahoma 74132

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Barr and Lauren Tauro; (d) the Office of the United States Trustee for the Southern District of Texas, 515 Rusk Street, Suite 3516, Houston, Texas 77002; and (e) the official committee of unsecured creditors (if any) appointed in these chapter 11 cases and their counsel.
PLEASE TAKE FURTHER NOTICE THAT this Notice is given in addition to, and not as a substitute for, any requisite notice under rule 3001(e) of the Federal Rules of Bankruptcy Procedure.
Respectfully submitted,

[Name]
[Address]
[Telephone]
[E-Mail Address]
Dated: ______________ __, 2020
_______________, ____________
(City)   (State)

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Exhibit 3
Proposed Notice of Intent to Purchase, Acquire, or Otherwise Accumulate Common Stock

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IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re: UNIT CORPORATION, et al., Debtors.[1]	§ § § § § § §	Case No. 20-32740 (DRJ) (Chapter 11) (Jointly Administered) Re: Docket No. 10

NOTICE OF INTENT TO PURCHASE, ACQUIRE, OR OTHERWISE ACCUMULATE COMMON STOCK
PLEASE TAKE NOTICE that pursuant to the Stock Procedures, attached as Exhibit 1 to the Order (I) Establishing Notification Procedures and (II) Approving Restrictions on Certain Transfers of Common Stock of the Debtors’ Estates, [Name (including any Entity)] intends to purchase, acquire, or otherwise obtain Beneficial Ownership2 of one or more shares of Common Stock and/or Options to acquire Common Stock and/or (ii) a proposed purchase or acquisition of Common Stock, and/or Options to acquire Common Stock that would result in an increase in the number of shares of Common Stock and/or number of shares of Common Stock underlying Options that are Beneficially Owned by [Name] (any proposed transaction described in (i) or (ii), a “Proposed Transfer”). Unit Corporation is a debtor and debtor in possession in Case No. 20-32740 (DRJ) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

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1 The Debtors in these chapter 11 cases and the last four digits of their respective federal tax identification numbers are: 8200 Unit Drive, L.L.C. (1376); Unit Corporation (3193); Unit Drilling Colombia, L.L.C. (1087); Unit Drilling Company (5145); Unit Drilling USA Colombia, L.L.C. (0882); and Unit Petroleum Company (5963). The location of the Debtors’ U.S. corporate headquarters and the Debtors’ service address is: 8200 South Unit Drive, Tulsa, Oklahoma 74132
2 Capitalized terms used but not defined herein shall have the meanings ascribed to them in Exhibit 1 to the Order

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PLEASE TAKE FURTHER NOTICE that, prior to giving effect to the Proposed Transfer, [Name] has Beneficial Ownership of _______________ shares of the Common Stock.
PLEASE TAKE FURTHER NOTICE that, after giving effect to the Proposed Transfer, [Name] would have Beneficial Ownership of _______________ shares of the Common Stock.
PLEASE TAKE FURTHER NOTICE that this Notice is being served on (a) the Debtors, 8200 South Unit Drive, Tulsa, Oklahoma 74132, Attn: Mark Schell; (b) proposed counsel to the Debtors, Vinson & Elkins LLP, 1001 Fannin Street, Suite 2500, Houston, Texas 77002-6760, Attn: Harry A. Perrin and 1114 Avenue of the Americas, 32nd Floor, New York, New York 10036, Attn: David S. Meyer; (c) counsel to the Ad Hoc Group, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153-0119, Attn: Matt Barr and Lauren Tauro; (d) the Office of the United States Trustee for the Southern District of Texas, 515 Rusk Street, Suite 3516, Houston, Texas 77002; and (e) the official committee of unsecured creditors (if any) appointed in these chapter 11 cases and their counsel.
PLEASE TAKE FURTHER NOTICE that [Name] further acknowledges and agrees that (a) if the Debtors do not provide written approval of the Proposed Transfer within 15 calendar days after the date of this Notice, the Proposed Transfer may not be consummated unless approved by a final and nonappealable order of the Court, (b) any transaction purportedly consummated in violation of the Order will be void ab initio and will result in the imposition of sanctions as provided in the Order, and (c) any further transactions contemplated by [Name] that may result in [Name] purchasing, acquiring, or otherwise obtaining Beneficial Ownership of additional Common Stock will require an additional notice to be filed with the Court and served in the same manner as this Notice.

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PLEASE TAKE FURTHER NOTICE THAT this Notice is given in addition to, and not as a substitute for, any requisite notice under rule 3001(e) of the Federal Rules of Bankruptcy Procedure.
Respectfully submitted,

[Name]
[Address]
[Telephone]
[E-Mail Address]
Dated: ______________ __, 2020
_______________, ____________
(City)   (State)

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Exhibit 4
Notice of Intent to Sell, Trade, or Otherwise Transfer Common Stock

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IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re: UNIT CORPORATION, et al., Debtors.[1]	§ § § § § § §	Case No. 20-32740 (DRJ) (Chapter 11) (Jointly Administered) Re: Docket No. 10

NOTICE OF INTENT TO SELL, TRADE, OR OTHERWISE TRANSFER COMMON STOCK

PLEASE TAKE NOTICE that, pursuant to the Stock Procedures, attached as Exhibit 1 to the Order (I) Establishing Notification Procedures and (II) Approving Restrictions on Certain Transfers of Common Stock of the Debtors’ Estates, [Name (including any Entity)] intends to sell, exchange, or otherwise dispose of Beneficial Ownership2 of one or more shares of Common Stock and/or Options to acquire Common Stock and/or (ii) a proposed sale, transfer, or disposition of Common Stock and/or Options to acquire Common Stock that would result in a decrease in the number of shares of Common Stock and/or number of shares of Common Stock underlying Options to acquire Common Stock that are Beneficially Owned by [Name] (any proposed transaction described in (i) or (ii), a “Proposed Transfer”). Unit Corporation is a debtor and debtor in possession in Case No. 20-32740 (DRJ) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

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1 The Debtors in these chapter 11 cases and the last four digits of their respective federal tax identification numbers are: 8200 Unit Drive, L.L.C. (1376); Unit Corporation (3193); Unit Drilling Colombia, L.L.C. (1087); Unit Drilling Company (5145); Unit Drilling USA Colombia, L.L.C. (0882); and Unit Petroleum Company (5963). The location of the Debtors’ U.S. corporate headquarters and the Debtors’ service address is: 8200 South Unit Drive, Tulsa, Oklahoma 74132
2 Capitalized terms used but not defined herein shall have the meanings ascribed to them in Exhibit 1 to the Order

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PLEASE TAKE FURTHER NOTICE that, prior to giving effect to the Proposed Transfer, [Name] has Beneficial Ownership of _______________ shares of the Common Stock.
PLEASE TAKE FURTHER NOTICE that, after giving effect to the Proposed Transfer, [Name] would have Beneficial Ownership of _______________ shares of the Common Stock.
PLEASE TAKE FURTHER NOTICE that this Notice is being served on (a) the Debtors, 8200 South Unit Drive, Tulsa, Oklahoma 74132, Attn: Mark Schell; (b) proposed counsel to the Debtors, Vinson & Elkins LLP, 1001 Fannin Street, Suite 2500, Houston, Texas 77002-6760, Attn: Harry A. Perrin and 1114 Avenue of the Americas, 32nd Floor, New York, New York 10036, Attn: David S. Meyer; (c) counsel to the Ad Hoc Group, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153-0119, Attn: Matt Barr and Lauren Tauro; (d) the Office of the United States Trustee for the Southern District of Texas, 515 Rusk Street, Suite 3516, Houston, Texas 77002; and (e) the official committee of unsecured creditors (if any) appointed in these chapter 11 cases and their counsel.
PLEASE TAKE FURTHER NOTICE that [Name] further acknowledges and agrees that (a) if the Debtors do not provide written approval of the Proposed Transfer within 15 calendar days after the date of this Notice, the Proposed Transfer may not be consummated unless approved by a final and nonappealable order of the Court, (b) any transaction purportedly consummated in violation of the Order will be void ab initio and will result in the imposition of sanctions as provided in the Order, and (c) any further transactions contemplated by [Name] that may result in [Name] purchasing, acquiring, or otherwise obtaining Beneficial Ownership of additional Common Stock will require an additional notice to be filed with the Court and served in the same manner as this Notice.

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PLEASE TAKE FURTHER NOTICE THAT this Notice is given in addition to, and not as a substitute for, any requisite notice under rule 3001(e) of the Federal Rules of Bankruptcy Procedure.
Respectfully submitted,

[Name]
[Address]
[Telephone]
[E-Mail Address]
Dated: ______________ __, 2020
_______________, ____________
(City)   (State)

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Exhibit 5
Notice of Order

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IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re: UNIT CORPORATION, et al., Debtors.[1]	§ § § § § § §	Case No. 20-32740 (DRJ) (Chapter 11) (Jointly Administered) Re: Docket No. 10

NOTICE OF ORDER (I) ESTABLISHING NOTIFICATION PROCEDURES AND (II) APPROVING RESTRICTIONS ON CERTAIN TRANSFERS OF COMMON STOCK OF THE DEBTORS’ ESTATES
TO ALL DIRECT AND INDIRECT HOLDERS OF, AND PROSPECTIVE HOLDERS OF COMMON STOCK ISSUED BY UNIT CORPORATION:
PLEASE TAKE NOTICE that on May 22, 2020 (the “Petition Date”), the above-captioned debtors and debtors in possession (collectively, the “Debtors”) commenced cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). Section 362(a) of the Bankruptcy Code operates as a stay of any act to obtain possession of property of the Debtors’ estates or of property from the Debtors’ estates or to exercise control over property of the Debtors’ estates.
PLEASE TAKE FURTHER NOTICE that on the Petition Date, the Debtors filed a motion seeking entry of an interim order, and subsequently a final order, pursuant to sections 105(a), 362, and 541 of the Bankruptcy Code establishing notification procedures and approving restrictions on certain transfers of Common Stock of, and Claims against, the Debtors and their estates (the “Motion”).2
PLEASE TAKE FURTHER NOTICE that on [___], the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), having jurisdiction over the chapter 11 cases, entered the order (the “Order”) establishing procedures (the “Stock Procedures”) on a final basis with respect to direct and indirect trading and transfers of common stock issued by Unit Corporation (“Common Stock”).

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1 The Debtors in these chapter 11 cases and the last four digits of their respective federal tax identification numbers are: 8200 Unit Drive, L.L.C. (1376); Unit Corporation (3193); Unit Drilling Colombia, L.L.C. (1087); Unit Drilling Company (5145); Unit Drilling USA Colombia, L.L.C. (0882); and Unit Petroleum Company (5963). The location of the Debtors’ U.S. corporate headquarters and the Debtors’ service address is: 8200 South Unit Drive, Tulsa, Oklahoma 74132
2 Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Motion

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PLEASE TAKE FURTHER NOTICE that the Stock Procedures restrict transactions involving, and require notices of the holdings of and proposed transactions by, any person or group of persons that is or, as a result of a proposed transaction, would become, a Substantial Stockholder of Common Stock. For purposes of the Stock Procedures, a “Substantial Stockholder” is any person or, in certain cases, group of persons that Beneficially Own, directly or indirectly (and/or owns options to acquire) at least 2,458,135 shares of Common Stock (representing approximately 4.50% of all issued and outstanding shares of Common Stock).” Any transfer of stock of the Debtors in violation of the Stock Procedures will be null and void ab initio and may lead to contempt, compensatory damages, punitive damages, or other sanctions being imposed by the Bankruptcy Court.
PLEASE TAKE FURTHER NOTICE that in addition, the Motion contemplates certain additional procedures (the “Claims Procedures”), that set forth certain future circumstances under which any person, group of persons, or entity that has acquired, or as a result of a proposed transaction would acquire, Beneficial Ownership of a substantial amount of claims against the Debtors can be required (i) to file notice of their holdings of such claims and of such proposed transaction, which transaction may be restricted, and (ii) upon a subsequent order of the Bankruptcy Court, after notice and hearing, to sell, by a specified date following the confirmation of a chapter 11 plan of the Debtors, all or a portion of any claims acquired during the Chapter 11 Cases.
PLEASE TAKE FURTHER NOTICE that to the extent the Debtors determine that the reorganized Debtors likely will benefit from the application of section 382(l)(5) of the Tax Code and reasonably anticipate that Reorganized Unit Corp. will invoke such section, the Debtors will seek approval of the Claims Procedures on a final basis by separate motion.
PLEASE TAKE FURTHER NOTICE that the Stock Procedures, as approved on a final basis, and the Claims Procedures, as described in the Motion, are available on the website maintained by the Debtors’ claims and notice agent, Prime Clerk LLC, at https://cases.primeclerk.com/UnitCorporation and on the docket of the Chapter 11 Cases, Docket No. 10, which can be accessed via PACER at https://www.pacer.gov.
PLEASE TAKE FURTHER NOTICE that a direct or indirect holder of, or prospective holder of, Common Stock issued by Unit Corporation that may be or become a Substantial Stockholder should consult the Stock Procedures and a direct or indirect holder of, or prospective holder of, a substantial amount of Claims against the Debtors should consult the Claims Procedures as set forth in the Motion.
PLEASE TAKE FURTHER NOTICE that the requirements set forth in the Stock Procedures are in addition to the requirements of Bankruptcy Rule 3001(e) and applicable securities, corporate, and other laws and do not excuse non-compliance therewith.

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